



<ARTICLE>         5
<LEGEND>          This schedule contains summary
                  financial information extracted from
                  the company's second quarter 1997 10-Q
                  and is qualified in its entirety by
                  reference  to such financial
                  statements
</LEGEND>
<MULTIPLIER>      1000

<PERIOD-TYPE>6-Mos
<FISCAL-YEAR-END>Dec-31-1997
<PERIOD-END>Jun-30-1997
<CASH>75300
<SECURITIES>0
<RECEIVABLES>6436500
<ALLOWANCES>812
<INVENTORY>0
<CURRENT-ASSETS>0<F1>
<PP&E>828600
<DEPRECIATION>261000
<TOTAL-ASSETS>7205600
<CURRENT-LIABILITIES>0<F1>
<BONDS>3318800<F2>
<COMMON>345000
<PREFERRED-MANDATORY>0
<PREFERRED>0
<OTHER-SE>383400
<TOTAL-LIABILITY-AND-EQUITY>       7205600
<SALES>0
<TOTAL-REVENUES>372400
<CGS>0
<TOTAL-COSTS>110200
<OTHER-EXPENSES>100
<LOSS-PROVISION>18200
<INTEREST-EXPENSE>167300
<INCOME-PRETAX>75900
<INCOME-TAX>27000
<INCOME-CONTINUING>0
<DISCONTINUED>0
<EXTRAORDINARY>0
<CHANGES>0
<NET-INCOME>48900
<EPS-PRIMARY>0
<EPS-DILUTED>0

<F1>The company is a captive finance subsidiary which does not have a classified balance sheet.
<F2>Includes current and non-current maturities of long-term debt.




